RESTRICTED STOCK PURCHASE AGREEMENT

     THIS RESTRICTED STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of March 6, 2000, by Wild Oats Markets, Inc., a Delaware corporation (the "Company"), and Perry D. Odak (the "Purchaser").

SECTION A -- Acquisition Of Shares


1. Transfer. Pursuant to the employment agreement between the parties dated as of March 6, 2001 ("Employment Agreement"), and subject to the terms and conditions set forth in this Agreement, the Company agrees to transfer 1,332,649 shares ("Purchased Shares") of Common Stock, $0.001 par value per share, of the Company ("Stock") to the Purchaser. The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

2. Consideration. The Purchaser agrees to pay $6.969 for each Purchased Share ("Purchase Price"), or an aggregate of $9,287,230.15. The Purchase Price is agreed to be at 100% of the per share closing price of the Stock on NASDAQ as of the date of purchase. Payment of $0.01 per share shall be made on the purchase date in cash or cash equivalents and the balance shall be paid by delivery of a full recourse, five-year promissory note in an original principal amount equal to the amount of the Purchase Price for the Purchased Shares not otherwise paid in cash or cash equivalents (the "Note") (the form of which is attached hereto as Exhibit A and made a part hereof), with interest on the Note at the rate set forth in the Note. Payments of principal and interest due under the Note shall be subject to acceleration under the terms set forth therein and in the Pledge Agreement. The Note shall provide for a balloon payment of principal and accrued, unpaid interest on the fifth anniversary of the date the Note is made.

3. Tax Election and Withholding. Purchaser hereby acknowledges that he has been advised by the Company to seek independent tax advice regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and that any such election (an "83(b) Election"), if made, must be made within 30 days of the date the Purchased Shares are transferred to the Purchaser. At the time of making a timely 83(b) Election, or, in the event the Purchaser fails to make a timely 83(b) Election, on each date on which a Right of Repurchase (defined below) lapses, the Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the release of Purchased Shares) due the Purchaser the amount of any federal, state or local taxes required by law to be withheld as a result of the purchase of the Purchased Shares or the lapse of the Right of Repurchase in whole or in part; provided, however, that the value of Purchased Shares withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require the Purchaser to make a cash payment to the Company equal to the amount required to be withheld. If the Purchaser does not make such payment when requested, the Company may refuse to release any certificate representing Purchased Shares under this Agreement until arrangements satisfactory to the Board of Directors of the Company for such payment have been made.

SECTION B -- Right Of Repurchase

1. Scope of Repurchase Right. All Purchased Shares initially shall be "Restricted Shares" and shall be subject to a right, but not an obligation, of repurchase by the Company ("Right of Repurchase"). The Purchaser shall not transfer, assign, encumber, sell, hypothecate, exchange or otherwise dispose of any Restricted Shares, except by will or the laws of descent and distribution, subject to the terms of this Agreement.

2. Condition Precedent to Exercise of Repurchase Right. Subject to Paragraph 3 below, the Right of Repurchase shall be exercisable with respect to any or all of the Restricted Shares at any time (i) following the date when the Purchaser's employment pursuant to the Employment Agreement terminates for any reason, with or without cause, including death or disability, or (ii) if the Purchaser does not commence employment on the effective date of the Employment Agreement.

3. Lapse of Repurchase Right. Provided that the Purchaser has remained in the continuous employment of the Company pursuant to the Employment Agreement from the effective date of that agreement, the Right of Repurchase shall lapse and the Purchased Shares shall no longer be Restricted Shares (i.e., they shall become "vested") as follows:

     (i) Unless vesting is accelerated pursuant to clauses (ii) or (iii) below, on each of the dates specified in the following table with respect to the aggregate percentage of Purchased Shares indicated:

                   AGGREGATE                           AGGREGATE                            AGGREGATE
                 PERCENTAGE OF                       PERCENTAGE OF                        PERCENTAGE OF
 VESTING DATE   TOTAL PURCHASED         VESTING     TOTAL PURCHASED         VESTING      TOTAL PURCHASED
                 SHARES VESTED           DATE        SHARES VESTED            DATE        SHARES VESTED
-------------- ------------------    -------------- -----------------     ------------- ------------------
4/19/01              2.08%           8/19/02             35.42%           12/19/03           68.75%
-------------- ------------------    -------------- -----------------     ------------- ------------------
5/19/01              4.17%           9/19/02             37.50%           1/19/04            70.83%
-------------- ------------------    -------------- -----------------     ------------- ------------------
6/19/01              6.25%           10/19/02            39.58%           2/19/04            72.92%
-------------- ------------------    -------------- -----------------     ------------- ------------------
7/19/01              8.33%           11/19/02            41.67%           3/19/04            75.00%
-------------- ------------------    -------------- -----------------     ------------- ------------------
8/19/01             10.42%           12/19/02            43.75%           4/19/04            77.08%
-------------- ------------------    -------------- -----------------     ------------- ------------------
9/19/01             12.50%           1/19/03             45.83%           5/19/04            79.17%
-------------- ------------------    -------------- -----------------     ------------- ------------------
10/19/01            14.58%           2/19/03             47.92%           6/19/04            81.25%
-------------- ------------------    -------------- -----------------     ------------- ------------------
11/19/01            16.67%           3/19/03             50.00%           7/19/04            83.33%
-------------- ------------------    -------------- -----------------     ------------- ------------------
12/19/01            18.75%           4/19/03             52.08%           8/19/04            85.42%
-------------- ------------------    -------------- -----------------     ------------- ------------------
1/19/02             20.83%           5/19/03             54.17%           9/19/04            87.50%
-------------- ------------------    -------------- -----------------     ------------- ------------------
2/19/02             22.92%           6/19/03             56.25%           10/19/04           89.58%
-------------- ------------------    -------------- -----------------     ------------- ------------------
3/19/02             25.00%           7/19/03             58.33%           11/19/04           91.67%
-------------- ------------------    -------------- -----------------     ------------- ------------------
4/19/02             27.08%           8/19/03             60.42%           12/19/04           93.75%
-------------- ------------------    -------------- -----------------     ------------- ------------------
5/19/02             29.17%           9/19/03             62.50%           1/19/05            95.83%
-------------- ------------------    -------------- -----------------     ------------- ------------------
6/19/02             31.25%           10/19/03            64.58%           2/19/05            97.92%
-------------- ------------------    -------------- -----------------     ------------- ------------------
7/19/02             33.33%           11/19/03            66.67%           3/19/05             100%
-------------- ------------------    -------------- -----------------     ------------- ------------------

     The extent to which the Purchased Shares are vested as of a particular vesting date specified above, determined based on the total number of Purchased Shares, is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share with respect to the last vesting date reflected on this vesting schedule.

     (ii) The aggregate percentage of Purchased Shares specified below shall become vested when the fair market value of the Stock, as measured by the average of the daily closing stock prices on NASDAQ for the preceding 90 consecutive trading days, shall equal at least the corresponding Per Share Fair Market Value Threshold indicated (such shares being the Restricted Shares that would regularly vest the latest under clause (i) above following the date when such acceleration under this clause (ii) has become effective):

     ------------------------------------- -------------------------------------
         Per Share Fair Market Value           AGGREGATE PERCENTAGE OF TOTAL
                  Threshold                       PURCHASED shares vested
     ------------------------------------- -------------------------------------
                     $12                                    50%
     ------------------------------------- -------------------------------------
                     $18                                    75%
     ------------------------------------- -------------------------------------
                     $24                                   100%
     ------------------------------------- -------------------------------------

     For example, if 25% of the Purchased Shares are already vested pursuant to clause (i) above, and 50% of the Purchased Shares become vested pursuant to this clause (ii), then the Purchaser shall be vested in 75% of the Purchased Shares.

     (iii) One hundred percent (100%) of the Restricted Shares shall become vested upon a Change in Control of the Company (as defined in the Employment Agreement), within the first twelve months after the effective date of the Employment Agreement, or upon a Change of Control of the Company thereafter if the fair market value of the Stock, as measured by the closing stock price on NASDAQ immediately prior to the Change in Control, shall equal at least Twenty Dollars ($20).

4. Repurchase Cost. If the Company exercises the Right of Repurchase, it shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased.

5. Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. To the extent not held in escrow by the Company, the certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer, together with any other documents needed to effectuate the transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the purchase price determined according to Paragraph B.4 above. Payment shall be made (a) in cash or cash equivalents, (b) by canceling indebtedness to the Company, including indebtedness incurred by the Purchaser in the purchase of the Restricted Shares (whether or not then due), or (c) by a combination of the foregoing.

6. Additional Shares or Substituted Securities. In the event of a stock dividend, extraordinary dividend payable in a form other than stock, spin-off, stock split, reverse stock split, recapitalization, or similar transaction affecting the Company's outstanding securities that is effected without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Restricted Shares shall immediately be subject to this Agreement (including the Right of Repurchase). Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made, after each such transaction, to the per share fair market value prices referred to in Paragraph B.3(ii) above, and the price per share to be paid upon the exercise of the Right of Repurchase, in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

7. Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section B, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

8. Escrow Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company, together with a stock power, endorsed in blank by the Purchaser, with respect to the Restricted Shares, to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Paragraph B.6 above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Purchased Shares with respect to which such securities or other property are issued are, at the time, Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. The Purchaser shall have no right to vote the Restricted Shares while held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase (provided that the Purchaser hereby appoints the Company as attorney-in-fact to execute any repurchase agreement and related certificates and documents for the repurchase of the Restricted Shares by the Company and to endorse and transfer such shares to the Company) or (ii) released to the Purchaser upon the Purchaser's request to the extent the Purchased Shares are no longer Restricted Shares. In any event, all Purchased Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the Purchaser's cessation of employment pursuant to the Employment Agreement.

SECTION C -- Restrictions On Transfer

1. Purchaser Representations. In connection with the issuance and acquisition of Purchased Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

     The Purchaser understands and is familiar with the requirements of Regulation D (17 C.F.R. ss.230.501-08), and is an accredited investor within the meaning of the Securities Act of 1933 (the "Securities Act").

     The Purchaser is acquiring and will hold the Purchased Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

     The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

     The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including without limitation the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations.

     The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he will not dispose of the Purchased Shares unless and until he has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he has provided the Company with written assurances, in substance and form satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and
     (b) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under state securities law.

     The Purchaser has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

     The Purchaser is aware that his investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his investment in the Purchased Shares.

2. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

3. Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

4. Piggyback Registration Rights. If the Company proposes to register any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or transaction to which Rule 145 of the Securities Act is applicable, or a registration using any form that does not permit secondary sales of securities), on a form and in a manner that would permit registration of the Purchased Shares for sale to the public under the Securities Act, it will give written notice to the Purchaser of its intention to do so, describing such securities and specifying the form and manner and other relevant facts involved in such proposed registration, if such disclosure is acceptable to the managing underwriter. Upon the written request of the Purchaser delivered to the Company within ten (10) days after the receipt of any such notice (which request shall specify the Purchased Shares intended to be disposed of by the Purchaser and the intended method of disposition thereof), the Company will use reasonable commercial efforts (at the Company's expense, other than underwriting commissions, stock transfer taxes and opinions of counsel accruing to or required by the Purchased Shares being registered) to effect the registration under the Securities Act of all the Purchased Shares that the Company has been so requested to register; provided, however, that:

     (i) The Company shall only be obligated to register those Purchased Shares which are fully paid and nonassessable, which have fully vested under any vesting schedule applicable to Purchased Shares, and with respect to which any indebtedness incurred by the Purchaser in the purchase of the Purchased Shares has been paid.

     (ii) If, at any time after giving such written notice of its intention to register its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give notice of such determination to the Purchaser and thereupon the Company shall be relieved of its obligation to register any Purchased Shares in connection with such registration.

     (iii) If such registration involves an underwritten offering, the Purchaser must sell the Purchased Shares requested to be registered to the underwriter selected by the Company on the same terms and conditions as apply to the Company or the other selling stockholders participating therein, and Purchaser shall bear all costs of such sale.

     The Company shall not be obligated to effect any registration of Purchased Shares incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans. If a registration pursuant to this Agreement involves an underwritten offering and the sole or managing underwriter advises the Company that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions or the necessity of including shares being sold by the Company, or being sold by third parties pursuant to the Registration Rights Agreement dated July 12, 1996, then the Company will notify the Purchaser, if he has requested registration, and the Purchased Shares shall be excluded until such limitation has been met. The Company shall have the right to select the managing underwriter with respect to any offering. The Company shall have no obligation to pro rate the amount of Purchased Shares that the Purchaser may register in any such offering, in the event the number of shares includable is limited.

     Notwithstanding the foregoing, the Company shall not be required to included any Purchased Shares in any registration in the event that the Company shall obtain an opinion of its counsel that the Purchased Shares requested to be registered may then be sold without registration under Rule 144 or other provisions of the Securities Act.

     The Purchaser agrees that in the event Purchased Shares are registered as provided for above, the Purchaser shall cooperate with the Company to provide any information required for the registration.

SECTION D -- Successors And Assigns

     Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION E -- No Retention Rights

     Nothing in this Agreement shall confer upon the Purchaser any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his employment at any time and for any reason, with or without cause or notice.

SECTION F -- Legends

     All certificates evidencing Purchased Shares shall bear legends referencing, to the extent applicable, this Agreement, and restricting transferability of such Shares. If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates. Legends will be removed by the Company when such Shares are registered or an exemption from registration is available under applicable federal and state law and the Purchased Shares are no longer subject to such agreements.

SECTION G -- NOTICE

     Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid; provided that, if the receiving party consents in advance, a notice may be given by telecopy or by such other electronic transmission mechanism as may be available to the parties. Notice shall be addressed to the Company at its principal executive office, attention Board of Directors, with a copy to General Counsel, and to the Purchaser at the address that he most recently provided to the Company, or to such other address as either party may specify by notice to the other.

SECTION H -- Entire Agreement

     This Agreement, together with the Employment Agreement and Note, constitute the entire agreement between the parties hereto with regard to the subject matter hereof. It supersedes all prior communications, representations and understandings, whether oral or written and whether express or implied, which relate to the subject matter hereof.

SECTION I - AMENDMENT AND RESCISSION

     This Agreement may be amended or rescinded only by a writing signed by the parties making specific reference to this Agreement.

SECTION J-- Choice Of Law, ARBITRATION AND CONSENT TO JURISDICTION

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, as such laws are applied to contracts entered into and performed in such State, without regard to the conflicts of law principles thereof. This Agreement and the Note shall also be subject to the arbitration and consent to jurisdiction provisions in Section 22 of the Employment Agreement, which are incorporated herein by reference as though fully set forth herein.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PURCHASER:                                        WILD OATS MARKETS, INC.

                                                  By:
-----------------------------------------            ---------------------------
                                                  Title:
                                                        ------------------------

                                                                       EXHIBIT A


                                 PROMISSORY NOTE


$ 9,273,978.31                                                     March 6, 2001
                                                               Boulder, Colorado


                FOR VALUE RECEIVED, Perry D. Odak ("Borrower") promises to pay to the order of Wild Oats Markets, Inc., a Delaware corporation ("Holder"), the principal sum of Nine Million Two Hundred Seventy Three Thousand Nine Hundred Seventy Eight and 31/100 Dollars ($9,273,978.31) ("Principal Sum"), together with interest computed on the unpaid balance of the Principal Sum calculated from the date hereof until paid in full in accordance with the provisions of this Note (the "Loan").

         Borrower has delivered to Holder on the date hereof an executed Restricted Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which Borrower purchased 1,332,649 shares of Common Stock, par value of $0.001 per share, of Wild Oats Markets, Inc. (the "Shares"). Borrower has paid $13,251.84 in cash and has requested that Holder make the Loan to Borrower to pay the balance of the purchase price of the Shares, and Holder is willing to make the Loan to Borrower upon the terms and subject to the conditions contained in this Note.

         1. Interest. Interest shall accrue on the outstanding principal amount of this Note at a rate equal to 5.5% per annum, and shall be compounded semi-annually. All interest shall accrue based on a 360-day year for the actual number of days outstanding. In the event Borrower shall fail to make any payment under this Note within 10 days after its due date, Borrower shall pay a late charge, without written notice or additional demand therefor, that is equal to the lesser of (i) 5% of the amount not paid in a timely manner or (ii) the maximum amount permitted by applicable law. Any such late charge shall be payable with the interest payment on which it is imposed. All payments made pursuant to this Note shall be applied, first, to any late fees and penalties hereunder, next, to all accrued and outstanding interest on the Loan, and lastly to the principal amount outstanding.


         2.       Payment.

                (a) Method of Payment. All payments hereunder shall be made in lawful currency of the United States and in immediately available funds at the principal office of Holder at 3375 Mitchell Lane, Boulder, CO 80301, or at such other place as Holder may from time to time designate. Any payments by check shall be accepted subject to collection in immediately available funds.

                  (b) Scheduled Payment. The entire outstanding Principal Sum of this Note, together with all accrued and unpaid interest, late charges, expenses, and fees, shall be due and payable in full on the last business day preceding the fifth anniversary of the date this Note is made.

                  (c) Mandatory Prepayment. Accrued and unpaid interest, together with the Principal Sum, if not sooner paid, shall be immediately due and payable on the earliest of: (i) the date Borrower is no longer the beneficial owner of the Shares; (ii) the date of termination of Borrower's employment with Holder pursuant to the Employment Agreement between Borrower and Holder dated March 6, 2001 (the "Employment Agreement"); (iii) thirty days after the achievement of the "Performance Targets" (defined below); and (iv) the acceleration of the maturity of the Loan as provided in Section 3. For purposes of this Note, the Performance Targets are achieved (i) when the fair market value of the Shares, as measured by the closing stock price on NASDAQ for the preceding 120 consecutive trading days shall equal at least $30 per share, or
(ii) upon a Change in Control of the Company (as defined in the Employment Agreement) if the fair market value of the Shares as measured by the closing stock price on NASDAQ immediately prior to the Change in Control shall equal at least $20 per share (as such per share prices may be adjusted by Holder to reflect any stock dividend, extraordinary dividend payable in a form other than stock, spin-off, stock split, reverse stock split, recapitalization, or similar transaction affecting the Holder's outstanding securities that is effected without receipt of consideration).

                  (d) Optional Prepayment. Borrower may, at any time and from time to time, without premium or penalty, prepay the outstanding Principal Sum in whole or in part.

                  (e) Event of Default. Any of the following shall constitute an "Event of Default" hereunder: (i) failure to pay the Loan when due and payable; (ii) any breach by Borrower of the terms of the Stock Purchase Agreement or this Note; or (iii) death of Borrower.

         3. Acceleration. In the event that Borrower commences an action under any law relating to bankruptcy, insolvency or relief of debtors, there is commenced against Borrower an action under any such law which results in the entry of an order for relief or such action remains undismissed for a period of 60 days or Borrower otherwise becomes insolvent, or upon the occurrence of an Event of Default, Holder may accelerate this Loan and may, by written notice to Borrower, declare the entire outstanding Principal Sum and all accrued and unpaid interest thereon to be immediately due and payable and, thereupon, the outstanding Principal Sum and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower. If an Event of Default shall occur, Borrower shall pay Holder all costs and expenses which Holder may incur in connection with the collection of any monies due under this Note or in connection with the enforcement of any rights under this Note or under any other agreement related to the loan evidenced hereby, including reasonable attorneys' fees and costs not to exceed Fifteen Percent (15%) of the then outstanding principal balance hereunder. The failure of Holder to accelerate this Loan shall not constitute a waiver of any of Holder's rights under this Loan as long as any of the events described in this Section continue.

         4.       Recourse.

                  The Loan shall be a full recourse obligation of Borrower, and Holder may enforce this Note by any suit, claim, action or proceeding wherein a money judgment, deficiency judgment or other judgment for personal liability shall be sought against Borrower. Without limiting Holder's right to exercise any or all of its rights, powers and remedies upon an Event of Default, Holder agrees to accept Shares if offered in payment of Borrower's obligation under the Note, which Shares shall be valued based on their then fair market value as determined by the closing price on NASDAQ; provided, however, that any Shares that are "unvested" and subject to the Company's "right of repurchase" under the Stock Purchase Agreement will not be valued at more than the purchase price paid by the Borrower for such Shares.

         5.       Miscellaneous.

                  (a) Each right, power and remedy of Holder under this Note or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers or remedies. No failure or delay by Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of this Note, Holder shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of this Note or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

                  (b) No modification, change, waiver or amendment of this Note shall be deemed to be made by Holder unless in writing signed by Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved.

                  (c) To the extent permitted by law, Borrower waives diligence, presentment, demand, demand for payment, notice of nonpayment, notice of dishonor, protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                  (d) Borrower hereby agrees that at any time and from time to time and with or without consideration, Holder may, without notice to or further consent of Borrower and without in any manner releasing, lessening or affecting the obligations of Borrower hereunder: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to, (i) this Note, (ii) all or any part of the collateral or security for this Note, if any, and (iii) Borrower; and (b) grant any extension or other postponements of time of payment hereof.

                  (e) The terms of any documents referred to herein are incorporated herein by reference as though fully set forth herein.

                  (f) Borrower hereby acknowledges, consents and agrees that the provisions of this Note and the rights of all parties mentioned herein shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the conflict of laws and principles thereof.

                  (g) This Note shall not be assignable by Borrower and shall be binding upon Borrower's personal representative, heirs and legatees.

                  (h) All notices, demands, requests for modification, consents or approvals under this Note must be in writing and shall be deemed to have been properly given when received by Holder at its address as above stated, and when hand-delivered or mailed by first class mail, postage prepaid, to Borrower at the address as it appears below, or at such other place as either party may designate in writing.

                  (i) Time is of the essence with respect to all matters hereunder.

         IN WITNESS WHEREOF, Borrower has executed this Note, under seal, on the day and year first above written.

WITNESS:      BORROWER



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                                                        Perry D. Odak

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                                               -------------------------------
                                                        (address)